Exhibit 8.1

SUBSIDIARIES OF NAVIOS MARITIME CONTAINERS L.P.

Company Name	Effective Ownership Interest	Country of Incorporation
Navios Partners Containers Finance Inc.	100%	Marshall Is.
Navios Partners Containers Inc.	100%	Marshall Is.
Olympia II Navigation Limited	100%	Marshall Is.
Pingel Navigation Limited	100%	Marshall Is.
Ebba Navigation Limited	100%	Marshall Is.
Clan Navigation Limited	100%	Marshall Is.
Sui An Navigation Limited	100%	Marshall Is.
Bertyl Ventures Co.	100%	Marshall Is.
Silvanus Marine Company	100%	Marshall Is.
Anthimar Marine Inc.	100%	Marshall Is.
Enplo Shipping Limited	100%	Marshall Is.
Morven Chartering Inc.	100%	Marshall Is.
Rodman Maritime Corp.	100%	Marshall Is.
Isolde Shipping Inc.	100%	Marshall Is.
Velour Management Corp.	100%	Marshall Is.
Evian Shiptrade Ltd.	100%	Marshall Is.
Boheme Navigation Company	100%	Marshall Is.
Theros Ventures Limited	100%	Marshall Is.
Legato Shipholding Inc.	100%	Marshall Is.
Inastros Maritime Corp.	100%	Marshall Is.
Zoner Shiptrade S.A.	100%	Marshall Is.
Jasmer Shipholding Ltd.	100%	Marshall Is.
Thetida Marine Co.	100%	Marshall Is.
Jaspero Shiptrade S.A.	100%	Marshall Is.
Peran Maritime Inc.	100%	Marshall Is.
Nefeli Navigation S.A.	100%	Marshall Is.
Fairy Shipping Corporation	100%	Marshall Is.
Limestone Shipping Corporation	100%	Marshall Is.
Crayon Shipping Ltd	100%	Marshall Is.
Chernava Marine Corp.	100%	Marshall Is.
Proteus Shiptrade S.A	100%	Marshall Is.
Vythos Marine Corp.	100%	Marshall Is.
Iliada Shipping S.A.	100%	Marshall Is.
Vinetree Marine Company	100%	Marshall Is.
Afros Maritime Inc.	100%	Marshall Is.